Exhibit 11.1

Group Code of Conduct

We pride ourselves on leading with integrity and operating ethically by adhering to our fundamental values – known as The PruWay – which define who we are, and what we represent.

We create social capital by building trusted relationships with our employees, customers, shareholders, and communities, and we seek to safeguard that trust through our rigorous approach to digital responsibility.

This Code of Conduct (the "Code") empowers us to uphold The PruWay and ensures that we hold ourselves to a high standard and operate with a positive impact. It also helps guide us on how to make decisions every single day.

These five statements underpin what it means to live The PruWay:

#1: Our Customer is our Compass

We immerse ourselves in understanding our customers.

We commit to our customers’ needs and address their pain points with speed and empathy.

#2: We Pursue our Entrepreneurial Spirit

We push boundaries and explore new possibilities.

We are resilient, bouncing back from our failures and moving forward with new insight and energy.

#3: We Succeed Together

We win by collaborating as one team.

We actively break down silos and work across all levels of the organisation.

#4: We Respect and Care for One Another

We are empathetic and treat each other the way we would like to be treated.

We respect differences and create an environment that is safe where everyone can be themselves.

#5: We Deliver on our Commitments

We make responsible decisions and are accountable for our actions to all stakeholders.

We are responsive and execute with excellence and integrity.

The PruWay serves as our guiding principles, illuminating the path to ethical and authentic conduct. These values, embodied in our policies, apply equally to all members of Prudential plc and its affiliates. In other words, no matter where we are or what role we play at Prudential, we are duty-bound to uphold our commitment to integrity and ethics.

Our Code reflects broad ethical principles to assist our team members in their decision-making. However, we understand that it cannot cover every potential scenario.

1)

Accessible health and financial protection

2)
Responsible Investments
3)
Sustainable business

Our ESG strategy also guides how we conduct all aspects of our business, from customer interactions to managing risks. We operate in a regulated financial marketplace and prioritise strong governance processes to maintain trust with our stakeholders. Our Board of Directors, Group management, and local business management structures prioritise robust oversight and governance.

You are expected to adhere strictly to our Code, as well as to our underlying policies. Any violations, whether of the Code, our policies, or the law, could result in immediate suspension or even termination. Similarly, we expect our external stakeholders – including contractors, advisors, agents and suppliers – to abide by principles consistent with ours. We choose to partner only with those who can meet our rigorous ethical standards.

Our ESG Purpose and Strategy

Our ESG (Environmental, Social, and Governance) framework focuses on three pillars:

We recognise the importance of managing our business responsibly at all levels of the company. This Code and our policies and systems are the foundation on which we set high standards across fundamental issues, including setting expectations for suppliers, upholding human rights, and supporting employee rights and wellbeing. By aligning our business practices with our purpose and implementing responsible governance, we strive to make a positive impact on society while maintaining ethical and transparent operations.

Finally, we place a high premium on open dialogue. This encourages us to bring forward any issues that may raise ethical questions, and to collaboratively develop acceptable solutions.

1. Customers At the core of our work is helping customers achieve their healthcare and financial goals.	handled by our representatives, suppliers or partners.

Here are the principles we follow:

Treat customers fairly, honestly, and with integrity. We ensure that our customers are treated fairly and transparently throughout their journey with us. We have proper controls in place to identify and manage any risks that could compromise this principle. We also pay attention to managing conflicts of interest and avoiding bias, including in the use of AI.

Provide and promote products and services that meet customer needs, are clearly explained and that deliver real value. While customers' financial needs may be straightforward, the complexity of our products can make it challenging for them to understand costs, value, and how to use the products effectively. We therefore consider product design, communicate clearly with customers, and assess the value our products bring by considering various factors like customer behaviour, circumstances, and long-term market trends.

Provide and promote high standards of customer service. Consistent, high-quality service and communication are essential to ensure our products meet customers' needs and expectations. We have established customer service metrics that cover the entire product lifecycle and customer journey. Timely, fair, and transparent handling of claims is crucial. We promptly disclose any product, contractual, or relevant updates, and ensure timely customer payments.

Act fairly and timely to address customer complaints and any errors we find. Customer complaints provide valuable feedback about our business. We have mechanisms in place to identify and address all complaints fairly. We analyse complaints to understand their root causes and work on reducing their overall number. Through ongoing monitoring, we identify any issues that could harm customers and take immediate action to rectify errors.

By adhering to these principles, we strive to deliver excellent customer service, maintain trust, and help our customers achieve their goals.

Maintain the confidentiality of our customer information. Our customers trust us, our suppliers and our representatives with their personal information. It is our duty to collect, use and safeguard their information properly, both within our systems and when

2.

People & Wellbeing

Embracing Diversity, Equity, and Inclusion

We operate in markets across Asia and Africa, representing a wide range of cultures and beliefs. We are committed to creating an inclusive environment which welcomes shared commonalities and

Confidentiality and Proprietary Information

values our differences. We therefore endeavour to provide a work environment that is free from all forms of discrimination and harassment, including those based on race, gender, religion, color, national or ethnic origin, marital status, sexual orientation, age, disability or any other characteristic protected by law. This also means that Prudential is an equal opportunity employer.

As part of our commitment, we must ensure that personal relationships in the workplace do not give rise to a conflict of interests or other conduct issues.

reputation. Matters such as personal bankruptcy and criminal investigation or prosecution must be immediately disclosed.

3.

Confidentiality and Proprietary Information

We respect the privacy of our customers, team members, and will safeguard confidential or proprietary information, including sensitive business information along with personal information of our customers, employees and third parties received during the course of our work.

We do not tolerate any form of discrimination, harassment including sexual harassment, bullying and other types of misconduct or other actions which contribute to a hostile work environment. If you experience such behaviour of any kind, you are directed to report it immediately. Please refer to our Seeking Advice and Raising Concerns section below for additional guidance.

Workplace Health & Safety

Because Prudential values your work and wellbeing, we go to great lengths to foster a clean, safe and healthy workplace.

You are expected to do your part by avoiding the creation or contribution to a health or safety hazard at work, client location, event or when travelling on Prudential's behalf.

Change in personal circumstances

We expect the highest level of conduct from our employees, as our team members’ reputation affects Prudential’s

Do not disclose confidential or proprietary information to any person, firm, or entity outside Prudential or use such information for any purpose other than for Prudential business, either during or after your employment.

You are also required to protect the confidential information of our customers, employees and third parties against unauthorised access, use or disclosure.

4.

Financial Crime

Anti-Bribery and Corruption

We conduct our business ethically and transparently. We comply with all relevant laws, including the Hong Kong Prevention of Bribery Ordinance (Cap. 201), the UK Bribery Act, and the US Foreign Corrupt Practices Act. Violations of anti-bribery and anti-corruption laws can harm our reputation and lead to severe penalties.

We strictly prohibit any form of payment or offering of favours or anything of value to government officials, political parties,

candidates for political office, or public international organisations to improperly influence them or to obtain or retain business. Payments made through business partners or intermediaries that may go to government officials are also prohibited.

Gifts & Hospitality

While reasonable hospitality, such as meals, entertainment, and gifts are acceptable, lavish or frequent hospitality to the same recipient or organisation may be improper. Cash or cash equivalent gifts (e.g. gift cards, coupons, stipends for souvenirs) are restricted. Prior written approvals are required before providing hospitality or anything of value to a government official or their family members.

All hospitality and gifts must comply with local laws, serve a clear business purpose directly related to our objectives, be reasonable in amount, and be offered only in connection with promoting our products or services.

Charitable Donations and Corporate Sponsorships

We are proud to engage in philanthropic work and consider opportunities for donations and corporate sponsorships, both through the Prudence Foundation and across our business units. Before making contributions, you must ensure they are not payments made to government officials for improper advantages and obtain written approval from the Group. This is particularly important when a government official is requesting a contribution.

Anti-Money Laundering

We are committed to complying with anti-money laundering laws and regulations. Money laundering involves concealing the origins of proceeds obtained from criminal activity, and terrorist financing involves concealing the intended use of funds for criminal purposes.

Maintaining accurate and detailed records of all payments, expenses, transactions and asset dispositions is crucial. False or misleading entries must never be made in the Group's books or records.

Trade Controls & Sanctions

We are obligated to comply with global trade laws and regulations, including export controls and trade sanctions imposed by various governments. Transactions with sanctioned or restricted parties are prohibited. We do not engage in any restrictive trade practices or boycotts prohibited by international or local laws.

Disclosing Conflicts of interest

To avoid actual or perceived conflicts of interest, personal interests should not influence decisions made on behalf of Prudential. You are required to disclose all personal contracts or ownership interests with third parties doing business with the Group. Unless you have prior consent from Prudential, you are not permitted to be involved in any Prudential business decisions which involve those third parties. Accepting compensation or benefits from others outside of Prudential for work related to your existing Group responsibilities is also prohibited.

Conflicts of interest also arise when immediate family members or friends are employed by competitors, suppliers, vendors or customers. Nepotism, including by favouring relatives, friends or other associates in hiring or promotions, is a conflict of interest.

You must always act in the best interests of the Group and promote its interests when opportunities arise.

5.

Information & Dealing

All employees are subject to rules regarding the handling and disclosure of inside information, as well as dealings in securities. These obligations relate to Prudential plc securities and to the securities of any external listed company. As an employee of Prudential, you may have or come into possession of inside information during the course of your work. You are reminded that you must not use or disclose such inside information, including with respect to any dealings involving Prudential plc securities.

Failure to comply can result in regulatory enforcement actions, civil proceedings against Prudential, individual officers, and the individuals involved.

If you possess inside information, it is illegal for you to:

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engage in any dealings with securities of the company to which the inside information relates (including buying, selling, or agreeing to do so) or share relevant information relating to the company to which the inside information relates (e.g. knowledge of large trades to be placed);

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advise, encourage, or procure others (such as family members, friends, or family companies) to deal in securities of the company to which the inside information relates; or
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disclose inside information to anyone directly or indirectly, with limited exceptions.

These restrictions also apply to derivatives, such as options or warrants, related to the securities of the company to which the inside information relates. It is your responsibility to comply with our policies on dealings with securities and other derivative products as well as insider trading laws. Breaching these policies and/or laws can have severe consequences, including civil and criminal actions. You must familiarise yourself with insider trading regulations applicable to listed securities in general.

6.

Communication, Social Media and the Press

As a publicly-listed company with a wide range of stakeholders, including business, political, regulatory, investor, customer and community segments, Prudential has a significant presence and plays a vital role in our communities. All employees are important representatives of our business, especially when engaging in external communications, promoting our products and services, and sharing regulatory announcements. You must therefore exercise caution and be thoughtful in your external communications, including through social media. All official communications

• • • • Portal are available 24/7, free of charge, and guarantee confidentiality. If you prefer to remain anonymous, you can make an anonymous report.

This means that reports should be made with honest intentions and include all relevant information. Any adverse action taken in retaliation against an employee who has raised a question or concern in good faith may result in disciplinary action, including termination of employment.

regarding Prudential should only be made through authorised employees.

7.

Seeking Advice and Raising Concerns

Your voice matters.

Sometimes ethical and conduct issues may not be clear-cut. It is important to raise concerns as soon as they arise and seek guidance before taking action. By doing so, you contribute to Prudential's improvement of its processes and the timely resolution of issues. We value a culture of openness, honesty, and accountability, and encourage you to speak up and ask for help whenever you have concerns or questions. You can reach out to the following resources for assistance:

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Your direct manager or another senior manager;
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Your Human Resources representative;
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Colleagues from Risk and Compliance or Legal; or
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the Group’s Chief Risk and Compliance Officer, Chief Human Resources Officer or General Counsel

If you are not comfortable raising issues through these channels, you can use our Speak Out Confidential Reporting Hotline or web portal (hosted on NAVEX's Global Ethics Point platform).

Our Speak Out Hotline and Portal are available 24/7, free of charge, and guarantee confidentiality. If you prefer to remain anonymous, you can make an anonymous report.

We strictly prohibit retaliation against individuals who, in good faith, report or raise concerns about violations of laws, regulations, Group policies, the Code, or other misconduct. This means that reports should be made with honest intentions and include all relevant information. Any adverse action taken in retaliation against an employee who has raised a question or concern in good faith may result in disciplinary action, including termination of employment.